                                                                       EXHIBIT 5



                      [HASKELL SLAUGHTER & YOUNG, L.L.C.]








                                                   PLEASE REPLY TO:   BIRMINGHAM






                               April __, 1997


MedPartners, Inc.
3000 Galleria Tower, Suite 1000
Birmingham, Alabama  35244-2331

                   RE:  REGISTRATION STATEMENT ON FORM S-4 --
              MEDPARTNERS, INC. / INPHYNET MEDICAL MANAGEMENT INC.
                             OUR FILE NO. 48367-071

Gentlemen:


     We have served as counsel for MedPartners, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-4, as amended (Commission File No. 333-24639) (the "Registration Statement"), of up to 22,287,000 shares of Common Stock, par value $.001 per share, of the Company (the "Shares") to be issued pursuant to that certain Agreement and Plan of Merger, dated as of January 20, 1997, by and among the Company, Seabird Merger Corporation, a Delaware corporation, and InPhyNet Medical Management Inc., a Delaware corporation. This opinion is furnished to you pursuant to the requirements of the Registration Statement.


     In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares and the authorization and adoption of the Agreement as we have deemed necessary and appropriate.

     Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

MedPartners, Inc.
April __, 1997
Page 2




     1.     The Shares have been duly authorized.

     2. Upon issuance, sale and delivery of the Shares as contemplated in the Registration Statement and the Agreement, the Shares will be legally issued, fully paid and nonassessable.

     We do hereby consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement and to the filing of this Opinion as an Exhibit thereto.

                                               Very truly yours,

                                               HASKELL SLAUGHTER & YOUNG, L.L.C.


                                               By
                                                 -------------------------------
                                                        Robert E. Lee Garner